4Q12/FY12 Earnings Release	Page 1 of 5

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2012 Results

Fourth quarter revenue up 15 percent year over year; 2012 revenue up 20 percent from 2011

SEATTLE, WA—October 24, 2012—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $362.6 million for the fourth quarter of fiscal year 2012, up 3 percent from $352.6 million in the prior quarter and 15 percent from $314.6 million in the fourth quarter of fiscal year 2011. For fiscal year 2012, revenue was $1.38 billion, up 20 percent from $1.15 billion in fiscal year 2011.

GAAP net income for the fourth quarter was $67.7 million ($0.85 per diluted share) compared to $72.3 million ($0.91 per diluted share) in the third quarter of 2012 and $67.6 million ($0.84 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $275.2 million ($3.45 per diluted share) versus $241.4 million ($2.96 per diluted share) in fiscal year 2011.

Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the fourth quarter was $88.7 million ($1.12 per diluted share), compared to $90.6 million ($1.14 per diluted share) in the prior quarter and $85.2 million ($1.06 per diluted share) in the fourth quarter of fiscal 2011. For fiscal year 2012, non-GAAP net income was $348.6 million ($4.37 per diluted share) versus $308.3 million ($3.78 per diluted share) in fiscal year 2011.

The company’s GAAP and non-GAAP net income reflect higher than expected effective tax rates for fiscal year 2012. This resulted from a higher than expected impact of foreign permanent tax differences and a higher blended effective state tax rate which resulted in a GAAP effective tax rate for the fourth quarter of 39.9 percent. The non-GAAP effective tax rate for the quarter was 37.0 percent.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

“F5 grew sequentially and year over year throughout fiscal 2012,” said F5 president and chief executive officer John McAdam. “But after a strong first half, revenue growth slowed in the second half of the year. Beginning in the third quarter and continuing through Q4, slowing growth in product revenue reflected smaller deal sizes, particularly among large U.S. enterprise and telecommunications customers. Annual U.S. revenue grew just over 16 percent from fiscal 2011. By contrast, international revenue grew nearly 24 percent in fiscal 2012, resulting in overall revenue growth of 20 percent for the year.

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“We maintained strong product gross margins for the quarter and the year at 83 percent and as a result, we were able to add 540 employees in fiscal 2012, including 125 in Q4, while delivering a non-GAAP operating margin of 39 percent,” said McAdam.

During the fourth quarter, the company increased deferred revenue by $13.4 million to $447.3 million, up 30 percent from the fourth quarter of fiscal 2011. Cash flow from operations was $149 million in the fourth quarter and $495 million for the year. After repurchasing approximately 1.7 million shares of F5 common stock during fiscal 2012, the company ended the year with $1.2 billion in cash and investments.

“As we enter fiscal 2013, it is difficult to predict what turns the economy will take. But as we look out over the year, we believe that changes in the evolving technology landscape are creating new opportunities for growth and that our technology roadmap and product deliverables will enable us to capitalize on those changes. On October 16, 2012 we introduced BIG-IP 4200v, the first in a series of new appliances that will replace our entry-level and mid-range BIG-IP platforms and extend our market leadership in price/performance and functionality. In addition to these new platforms, we will be introducing significant performance and functionality enhancements to TMOS and new software modules that will expand the array of integrated application delivery functions currently available on our platforms and in virtual editions. We will also expand and upgrade our VIPRION family of chassis products over the next several quarters.

“While we are excited about these new products and their potential to drive revenue growth, current macroeconomic conditions and our expectation of normal Q1 seasonality have tempered our outlook for the near term,” said McAdam.

For the first quarter of fiscal 2013, ending December 31, the company has set a revenue target of $363 million to $370 million with a GAAP earnings target of $0.86 to $0.88 per diluted share. Excluding stock-based compensation expense and amortization of purchased intangible assets, the company’s non-GAAP earnings target is $1.14 to $1.16 per diluted share.

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A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2012
Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$68.6	$70.2
Stock-based compensation expense	$28.5	$28.5
Amortization of purchased intangible assets	$1.0	$1.0
Tax effects related to above items	($7.5)	($7.5)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$90.6	$92.2

Net income per share—diluted	$0.86	$0.88

Non-GAAP net income per share—diluted	$1.14	$1.16

Analyst/Investor Meeting

F5 will hold a meeting for analysts and investors at The Roosevelt Hotel in New York City, from 8:00 a.m. to 12:30pm Eastern Time on Thursday, November 15, 2012.

To register online, please visit: https://www.f5.com/about/investor-relations/analyst-meeting/

For more information contact Darlene Henderson (206.272.6170) or email 2012AIM@f5.com.

The meeting will also be webcast live and an archived version will be available through January 23, 2013. The link for the live webcast and the archived version is http://www.f5.com/about/investor-relations/events-calendar.html.

About F5 Networks

F5 Networks, Inc., the global leader in Application Delivery Networking (ADN), helps the world’s largest enterprises and service providers realize the full value of virtualization, cloud computing, and on-demand IT. F5® solutions help integrate disparate technologies to provide greater control of the infrastructure, improve application delivery and data management, and give users seamless, secure, and accelerated access to applications from their corporate desktops and smart devices. An open architectural framework enables F5 customers to apply business policies at “strategic points of control” across the IT infrastructure and into the public cloud. F5 products give customers the agility they need to align IT with changing business conditions, deploy scalable solutions on demand, and manage mobile access to data and services. Enterprises, service and cloud providers, and leading online companies worldwide rely on F5 to optimize their IT investments and drive business forward. For more information, go to www.f5.com.

4Q12/FY12 Earnings Release	Page 4 of 5

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Use of non-GAAP Financial Information

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial

4Q12/FY12 Earnings Release	Page 5 of 5

Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Condensed Consolidated Statement of Operations entitled “GAAP to Non-GAAP Reconciliation.”

# # #

F5 Networks, Inc.

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2012	September 30, 2011
Assets
Current assets
Cash and cash equivalents	$211,181	$216,784
Short-term investments	320,970	325,766
Accounts receivable, net of allowances of $3,254 and $2,898	185,172	165,676
Inventories	17,410	17,149
Deferred tax assets	10,362	8,391
Other current assets	30,986	29,907

Total current assets	776,081	763,673

Property and equipment, net	59,604	47,998
Long-term investments	662,803	470,203
Deferred tax assets	35,478	34,762
Goodwill	348,239	234,691
Other assets, net	28,996	17,222

Total assets	$1,911,201	$1,568,549

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$27,026	$33,525
Accrued liabilities	86,409	67,902
Deferred revenue	352,594	270,880

Total current liabilities	466,029	372,307

Other long-term liabilities	21,078	18,388
Deferred revenue, long-term	94,694	72,418

Total long-term liabilities	115,772	90,806

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 78,715 and 79,145 shares issued and outstanding	326,922	380,737
Accumulated other comprehensive loss	(3,829)	(6,422)
Retained earnings	1,006,307	731,121

Total shareholders’ equity	1,329,400	1,105,436

Total liabilities and shareholders’ equity	$1,911,201	$1,568,549

F5 Networks, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Net revenues
Products	$209,718	$197,446	$818,555	$721,975
Services	152,841	117,169	558,692	429,859

Total	362,559	314,615	1,377,247	1,151,834
Cost of net revenues (1)(2)
Products	35,752	34,485	137,102	129,325
Services	26,929	21,435	99,066	78,679

Total	62,681	55,920	236,168	208,004

Gross Profit	299,878	258,695	1,141,079	943,830
Operating expenses (1)(2)(3)
Sales and marketing	116,298	100,945	445,595	370,735
Research and development	47,731	36,552	177,406	138,910
General and administrative	24,015	21,867	91,775	83,523

Total	188,044	159,364	714,776	593,168

Income from operations	111,834	99,331	426,303	350,662
Other income, net	909	4,087	5,911	10,089

Income before income taxes	112,743	103,418	432,214	360,751
Provision for income taxes	45,026	35,808	157,028	119,354

Net Income	$67,717	$67,610	$275,186	$241,397

Net income per share—basic	$0.86	$0.84	$3.48	$2.99

Weighted average shares—basic	78,980	80,317	79,135	80,658

Net income per share—diluted	$0.85	$0.84	$3.45	$2.96

Weighted average shares—diluted	79,425	80,766	79,780	81,482

Non-GAAP Financial Measures
Net income as reported	$67,717	$67,610	$275,186	$241,397
Stock-based compensation expense (4)	26,343	22,134	95,348	89,747
Amortization of purchased intangible assets (5)	1,610	—	4,843	—
Acquisition-related charges (5)	—	—	750	—
Tax effects related to above items	(6,965)	(4,499)	(27,495)	(22,835)

Net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP)—diluted	$88,705	$85,245	$348,632	$308,309

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP)—diluted	$1.12	$1.06	$4.37	$3.78

Weighted average shares —diluted	79,425	80,766	79,780	81,482

(1) Includes stock-based compensation as follows:
Cost of net revenues	$3,082	$2,565	$10,910	$9,358
Sales and marketing	10,043	8,756	36,988	34,682
Research and development	8,036	5,913	27,876	23,312
General and administrative	5,182	4,900	19,574	22,395

	$26,343	$22,134	$95,348	$89,747

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$1,458	$—	$4,361	$—
Sales and marketing	152	—	482	—

	$1,610	$—	$4,843	$—

(3) Includes acquisition-related charges as follows:
General and administrative	$—	$—	$750	$—

	$—	$—	$750	$—

(4)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)
(5)	Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Years Ended September 30,
	2012	2011
Operating activities
Net income	$275,186	$241,397
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on disposition of assets and investments	546	(163)
Stock-based compensation	95,348	89,747
Provisions for doubtful accounts and sales returns	1,572	982
Depreciation and amortization	35,139	20,887
Deferred income taxes	(4,293)	4,487
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(20,207)	(54,526)
Inventories	(262)	1,666
Other current assets	(998)	8,000
Other assets	(134)	81
Accounts payable and accrued liabilities	9,953	20,476
Deferred revenue	103,587	83,904

Net cash provided by operating activities	495,437	416,938

Investing activities
Purchases of investments	(1,059,853)	(979,597)
Maturities of investments	784,601	795,142
Sales of investments	81,444	80,877
(Increase) decrease in restricted cash	(19)	19
Acquisition of intangible assets	(250)	(5,715)
Acquisition of businesses, net of cash acquired	(128,335)	—
Purchases of property and equipment	(29,867)	(30,445)

Net cash used in investing activities	(352,279)	(139,719)

Financing activities
Excess tax benefit from stock-based compensation	10,371	23,623
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	25,174	21,239
Repurchase of common stock	(184,776)	(271,526)

Net cash used in financing activities	(149,231)	(226,664)

Net (decrease) increase in cash and cash equivalents	(6,073)	50,555
Effect of exchange rate changes on cash and cash equivalents	470	(2,525)
Cash and cash equivalents, beginning of period	216,784	168,754

Cash and cash equivalents, end of period	$211,181	$216,784